UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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No Case For Change September 2017

Forward-Looking Statements Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations, and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodity and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Important Additional Information and Where to Find It The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Table of Contents By Segment P&G Continues to Create Value By Successfully Executing on the Most Significant Transformation in Our Company’s History… 5 …That Has Strengthened Our Core Portfolio Across 10 Key Categories… 6 …Driven Meaningful Productivity and Supply Chain Improvements… 8 …And Strengthened Our Organizational Design… 10 …To Drive Ownership and Accountability 11 This Transformation is Driving Significant Constant Currency Core EPS Growth and Margin Improvement… 12 …And P&G is Producing Results… 13 …Further Driving Our Strategy to Accelerate Performance and Deliver Top and Bottom Line Growth 15 Our Ongoing Transformation is Producing Attractive Shareholder Returns 16 …And Ensuring P&G Remains a Global Leader 17 P&G’s Board Has the Right Skills and Experience… 18 …And Was Chosen Through a Rigorous Board Selection Process… 19 …According to Our Best-in-Class Governance Practices 20 P&G’s Board is Highly Diverse, Qualified and Engaged 21 Nelson Peltz Has Presented No New Ideas With the Exception of One – Which is a Bad Idea 22 P&G Stands By Its Homework – Mr. Peltz Has No Magic 27 We Diligently Evaluated Nelson Peltz’s Board Candidacy... 29 …At P&G Today, There is No Case For Change 31 The Board of Directors Recommends That You Vote the BLUE Proxy Card 32

P&G Continues to Create Value By Successfully Executing on the Most Significant Transformation in Our Company’s History… The Board has been overseeing and guiding the most significant transformation in the Company’s history P&G flawlessly executed a large number of divestitures within a short time, resulting in a stronger, more focused portfolio Over the last five years, P&G over-delivered on its $10bn savings commitment and is now focusing on achieving up to an additional $10bn in cost reductions P&G continued the record of increasing dividends and returned more than $135bn to shareholders over the last 10 years P&G continues to make changes to organization design, culture and accountability P&G changed its organization structure and accountability so that Category Leaders now have complete ownership of the business The Board has held, and continues to hold, management accountable for results Moving forward, the Board is aligned with the Company’s plan and remains actively engaged

…That Has Strengthened Our Core Portfolio Across 10 Key Categories… 65 Brands 10 Categories 170 Brands 16 Categories Daily Use Categories Where Products Solve Problems and Performance Drives Purchase Categories that Leverage P&G’s Core Strengths: Consumer Understanding, Branding, Product & Package Innovation, Go-to-Market Capabilities Faster-Growing, Higher Margin Businesses Categories where P&G is a Market Leader Fem Care Baby Family Fabric Home Hair Skin & PC Grooming Oral PHC

P&G is the market leader in categories where products solve problems and performance drives purchase #1 global share position in 7 of our 10 categories #2 global share position in our 3 other categories Accelerating market share progress 50%+ of top 20 countries growing / holding market share 70%+ of top 20 brands growing / holding market share Market Share Progress # of Top 20 Countries Holding / Growing Share # of Top 20 Brands Holding / Growing Share Brand U.S. Market Share(1) U.S. Rank #1 54% 3.0x #1 44% 5.5x #1 64% 3.0x #1 28% 2.0x #1 36% 1.0x #1 50% 2.5x #1 40% 3.0x #1 66% 5.0x #1 34% 2.0x #1 49% 2.5x #1 41% 4.0x #1 47% 3.0x P&G Share vs. #2 Competitor Brand (1) U.S. market share as of July 2017. …That Has Strengthened Our Core Portfolio Across 10 Key Categories…

…Driven Meaningful Productivity and Supply Chain Improvements… $10Bn $10Bn + FY ’12 – FY ‘16 FY ’17 – FY ‘21 Roles -32% | Profit per Employee +45% We delivered our first $10 billion productivity program, which ended in fiscal 2016, and have doubled-down on another $10 billion, starting last fiscal year. We are on track after the first year. Achieved On Track Up to

2013 2017 We’re dramatically transforming our supply chain – in North America, followed by Europe and Latin America, with plans in India, Middle-East and Africa. Savings will ramp up over the next 2 years New U.S. mixing centers are up and running – putting 80% of shipments within 24 hours of retailers. In-stock levels are up, driving both top and bottom lines We’re constructing more cost effective multi-category manufacturing sites in geographically strategic locations -- automating and digitizing these sites to minimize cost and maximize flexibility …Driven Meaningful Productivity and Supply Chain Improvements…

Old Organizational Structure – “The Thicket” 16 Business Units x 6 Regions 16 Business Units 16 Business Units x 6 Regions x Functions “The Thicket” 16 Global Business Units… …6 Market Development Organizations with staffing and responsibilities that overlapped the GBUs… …and heavily staffed function organizations charged with “helping” the categories and markets… …with people moving frequently between businesses, markets and functions …And Strengthened Our Organizational Design…

NEW Design “End-to-End” 10 Categories “Freedom in a Framework” Markets There is now one organizing principle for P&G – the product category 70% of Sales 30% of Sales Product categories own responsibility for innovation, manufacturing and marketing Category leaders have ownership and accountability all the way through to the staffing levels of sales people in the market These category leaders have full profit and loss responsibilities In smaller countries where it doesn’t make economic sense to organize this way, we're implementing a new freedom within a framework approach, enabling these markets to be faster and more agile As long as the market is executing within predefined strategies and is delivering the financial target set for them, they have freedom to make real-time changes without the need for engagement with regional or global resources …To Drive Ownership and Accountability

This Transformation is Driving Significant Constant Currency Core EPS Growth and Margin Improvement… Constant Currency FY ‘13 FY ‘14 FY ‘15 FY ‘16 FY ‘17 Core EPS Growth Core EPS Growth +10% +14% +11% +7% +11% Core Gross Margin +50 bps +10 bps +90 bps +290 bps +60 bps Core Op. Margin +50 bps +150 bps +130 bps +240 bps +90 bps

…And P&G is Producing Results… Going-in Targets FY’17 Organic Sales ~ 2% +2% Core EPS mid-single digits +7% Capital Return to Shareholders ($Bn) 22 Adjusted Free Cash Flow Productivity 90%+ 94% Q4’17 +2% +8% 125% 2.5 ~22 (1) (1) P&G guided $7Bn of dividends and ~$15Bn of share repurchase / exchange.

Since our CEO transition, we have outperformed peers and the market in terms of TSR Fiscal 2017 results demonstrate the effectiveness of the actions we have taken and the plan in place We have leading governance practices and a world-class, highly engaged and diverse Board of Directors Now is the time to build on our momentum and prevent anything from derailing future progress Capital Returned to Shareholders Operating Performance 28% $22B $7B 2% 610bps 11% Total Shareholder Return since our CEO transition in Nov-2015 Total capital returned to shareholders in FY2017 Paid in dividends in FY2017, the 61st year of consecutive annual dividend increases Organic Sales Growth in FY2017, excl. currency impacts Increase in Core Operating Profit Margin over four years, excl. currency impacts Core EPS Growth in FY2017, excl. currency impacts …And P&G is Producing Results…

Market Growth Rate ~2.5% 3% to 4% Organic Sales Growth 2% to 3% ~50 bps Above Market Implied Market Share Growth ~In-line with Market Value Share Growth Core EPS Growth 5% to 7% Mid-to-High Single Digits Long-term, expect bottom-line results to track with top-line results: stronger sales growth delivering stronger EPS growth FY ‘18 Initial Guidance Long-Term …Further Driving Our Strategy to Accelerate Performance and Deliver Balanced Top and Bottom Line Growth…

Our Ongoing Transformation is Producing Attractive Shareholder Returns… Total Shareholder Return Comparison November 1, 2015 to September 6, 2017 (1) Source: Bloomberg as of September 6, 2017. The peers selected by Trian in its September 6, 2017 White Paper are as follows: Beiersdorf, Church & Dwight, Clorox, Colgate-Palmolive, Edgewell Personal Care, Henkel, Kimberly-Clark, L’Oreal, Reckitt Benckiser and Unilever. “S&P Consumer Staples Index” and “S&P 500 Index” represent the TSR of indices maintained by Standard & Poor’s, which are weighted based on the market capitalization of the index constituents. The TSR for “P&G Peers” is a simple average of TSR which is the same methodology used by Trian in its White Paper from September 6, 2017. The TSR for “Peltz Serving on Board” is a weighted average based on the market capitalization of Madison Square Garden, Mondelez, Sysco and Wendy’s. Permission to quote neither sought nor obtained “Management will inevitably defend performance by questioning our timeframes […] However, we did not choose our timeframe arbitrarily. We did so because 2006 marks the beginning of current management’s tenure” – Trian Letter to PepsiCo Board: February 20,2014 “Since Mr. Johnson began serving as CEO of Heinz over eight years ago, the Company’s stock price plummeted […] During this period, Heinz almost uniformly underperformed both the broader market and the consumer packaged food universe” – Trian Letter to Heinz Shareholders; July 12, 2006 “Management will inevitably defend performance by questioning our timeframes […] However, we did not choose our timeframe arbitrarily. We did so because 2006 marks the beginning of current management’s tenure.” (2) – Trian Letter to PepsiCo Board, February 20, 2014 “Since Mr. Johnson began serving as CEO of Heinz over eight years ago, the Company’s stock price plummeted […] During this period, Heinz almost uniformly underperformed both the broader market and the consumer packaged food universe” – Trian Letter to Heinz Shareholders; July 12, 2006 “Since Mr. Johnson began serving as CEO of Heinz over eight years ago, the Company’s stock price plummeted […] During this period, Heinz almost uniformly underperformed both the broader market and the consumer packaged food universe.” (2) – Trian Letter to Heinz Shareholders, July 12, 2006

P&G Brand …And Ensuring P&G Remains a Global Leader Market Leadership Across Categories Best-in-Class Margins History of Superior Capital Returns Strong Results Driving Shareholder Value Creation Core Operating Margin 3rd Highest in Peer Group After-Tax Profit Margin 2nd Highest in Peer Group $135bn+ Returned to Shareholders in Last 10 Years(3) Dividends Share Repurchases Market Share (1) Rank #1 #1 #1 #1 #1 #1 #1 #1 #1 #1 #1 54% 44% 28% 50% 40% 64% 41% 34% 36% 49% 66% 47% #1 Total Shareholder Return Comparison November 1, 2015 to September 6, 2017(2) P&G Share vs. #2 Competitor 3.0x 5.5x 2.0x 2.5x 3.0x 1.0x P&G Brand Market Share (1) Rank P&G Share vs. #2 Competitor 3.0x 5.0x 2.5x 3.0x 2.0x 4.0x Source: Market data as of September 6, 2017. U.S. market share as of July 2017. Please see page 16 for appropriate footnotes. P&G share repurchases include shares retired as part of Coffee, Duracell and P&G Beauty divestitures. % of Market Cap

P&G’s Board Has the Right Skills and Experience… Established Leadership Across Industries Men and women who are leaders in a variety of relevant fields, including consumer products, retail, digital technology, innovation, healthcare, government, law, technology, and education Experience in Key Executive Roles Of the 11 Board members, six are former CEOs and four are current CEOs. In addition, Ernesto Zedillo formerly served as the President of Mexico and has significant experience dealing with global political risk, international commerce and rapidly changing dynamics in key markets for P&G (e.g., Latin America) Excellence with Proven Track Records Vast knowledge and expertise to navigate complex situations and make difficult decisions Proven ability to drive strong shareholder returns Diverse Thinking Wide range of experiences beyond the CPG industry drives differentiated views and perspectives Highly-Engaged and Active Board actively involved in setting and delivering P&G’s plan to drive growth and leading shareholder value

…And Was Chosen Through a Rigorous Board Selection Process… Represents interests of all shareholders vs. special constituencies Demonstrates character & integrity Inquiring mind Experience at a strategy / policy setting level or high level managerial experience in a complex organization Works effectively with others Time to devote to P&G; in compliance with guidelines on outside Board participation Free from conflict of interest Achieves / represents a mix of diversity Adds specific value as a Director Below retirement age (72) Defined Minimum Criteria Board continually evaluates the skills and experiences needed, based on the Company’s strategies and challenges Defines current desired attributes Identified needs change over time as overall business changes Ensures diversity of all facets Gender, race, age, international background and specialized experience Actively Assess Board Needs Board maintains list of potential candidates received from multiple sources Uses third party search firm to help identify the strongest possible candidates Evaluates potential candidates: Board determines list of candidates who best meet the Board’s needs Checks references All Board members are invited to meet candidates Full Board reviews and aligns on final appointment Find the Right Candidate Selection process has resulted in a Board that is highly diverse, highly qualified, highly engaged, with the right mix of skills and experience needed to oversee the continuing transformation

…According to Our Best-in-Class Governance Practices Declassified Board with all Directors annually elected Shareholders have right to call a special meeting Shareholders have right to act via written consent No poison pill Specified retirement age (72) and term limit (18 years) for Directors No supermajority voting provisions Receptive and responsive to feedback and new ideas (e.g., proactive adoption of proxy access in April 2016) 10 of 11 Directors are independent Lead Independent Director 4 fully independent Board Committees 4 Directors added in the last 5 years >95% average attendance of Board and Committee meetings 6 of 11 Directors are women and/or ethnically diverse Limit Director membership on other public company boards Independent and Actively Engaged Board Longstanding Commitment to Governance Best Practices

P&G’s Board is Highly Diverse, Qualified and Engaged Our selection process has resulted in a Board that is highly diverse, highly qualified, highly engaged, with the right mix of skills and experiences that are needed to oversee the Company’s continuing transformation Frank Blake Angela Braly Amy Chang Ken Chenault Scott Cook Terry Lundgren Jim McNerney David Taylor Meg Whitman Pat Woertz Ernesto Zedillo

Nelson Peltz Has Presented No New Ideas With the Exception of One – Which is a Bad Idea Trian’s “Initiative” Trian’s Approach P&G’s Current Strategy Increase Accountability Reorganize P&G into a holding company structure with three business units Prior to implementing our transformation, we studied numerous organization design structures, including one similar to what Mr. Peltz proposed Adding a layer on top of the ten categories, as he suggests, would add cost and complexity and dilute accountability Making a change of this significance at this time would compromise delivery of the current plan, which is working Not clear that Mr. Peltz understands what we are doing, which is not surprising as he has never asked This could act as Trian’s precursor to pushing for a breakup We have significantly restructured the organization and created a more granular and more accountable structure that is category led and has produced the following results: Removed one third of roles Increased profit per employee by 45% Resources concentrated at the point of completion (category / country) Significantly smaller corporate function and headquarters operations Bad Idea 1

Trian’s “Initiative” Trian’s Approach P&G’s Current Strategy Ensure Productivity Plan Delivers Results “Seek to ensure” P&G delivers on its productivity targets, and that they are reinvested in the business and grow operating profit P&G’s 2012-2016 productivity initiatives exceeded the $10 billion commitment on an accelerated timeframe, demonstrating management’s ability to achieve its targets We have achieved: Gross profit margins up 200 bps (up 450 bps ex-FX) Operating profit margins up 270 bps (up 610 bps ex-FX) Industry-leading after-tax profit margin Reduced total roles by 32% Trian offers no new approach to achieve greater savings, or achieve savings faster Entering year two of another up to $10 billion five-year productivity program, through which P&G will continue using the savings to fuel investment that drives topline growth 2 No New Ideas Nelson Peltz Has Presented No New Ideas With the Exception of One – Which is a Bad Idea

Trian’s “Initiative” Trian’s Approach P&G’s Current Strategy Improve Innovation “Propose a Board-led study” Rather than “study” innovation, P&G delivers superior innovation that meets consumer needs and grows share We hold leading brand market positions across our categories, which does not happen if you are not the innovation leader Recent innovation successes include Tide PODS, Ariel PODS, Gain FLINGS, Pampers Pants, Always Discreet, Always Radiant, Downy Unstopables Scent Beads, Febreze vent clips and Oral-B Genius Innovation of these new sub-brands is driving overall category growth by creating noticeably superior product performance In 2016, P&G’s successful product launches earned the Company five of the top ten spots on the IRI New Product Pacesetter Develop Small, Mid-Size & Local Brands No “approach” identified Trian suggested it would have kept many of the businesses P&G recently divested Our focus begins and ends with consumers…period For consumers, brand size is not a purchase criteria. In our categories, they seek products that solve problems, and performance drives purchase Superior performing brands in these categories drive overall growth For example, Head & Shoulders, a billion-dollar brand, is the fastest growing brand in the shampoo category over the last ten years, growing 5% annually Many of our new brands and sub-brands are leading growth in our categories (including Tide PODS, Downy Unstopables) P&G’s recently divested brands were not core to P&G’s strategy No New Ideas No New Ideas 3 4 Nelson Peltz Has Presented No New Ideas With the Exception of One – Which is a Bad Idea

Trian’s “Initiative” Trian’s Approach P&G’s Current Strategy Focus on Growth via M&A Change culture and structure in order to develop improved post-merger integration and retain outside executives We intend to deliver on top- and bottom-line growth goals organically and have large opportunities in front of us to do exactly that M&A can supplement this strategy, but is not a replacement for organic growth Serial M&A is not our strategy as it would impact cash available for dividends and would complicate and create complexity in the portfolio we have just strengthened and simplified Trian offers no new skills or background that will help improve the Company’s M&A targeting or integration capabilities Focus on Digital “Have more anxiety over e-commerce” Dedicate more resources in digital and social media We are #1 in e-commerce sales vs. our peers with more than $3 billion in sales, bigger than our top two competitors combined P&G grew e-commerce sales ~30% last fiscal year with leading shares in nearly every category We have #1 equity and share positions with U.S. millennials in many of our top brands and are growing users in most Recently added digitally native Director, Amy Chang, and we have ongoing talent exchanges with top digital media and e-commerce companies No New Ideas No New Ideas 5 6 Nelson Peltz Has Presented No New Ideas With the Exception of One – Which is a Bad Idea

Trian’s “Initiative” Trian’s Approach P&G’s Current Strategy Address “Insular Culture” Set goal for ~25 of top 100 executives to have significant outside experience Our strategy is to hire and promote the best people, whether from inside or from outside External management-level hiring has quadrupled For example, recent external hires include: North America Vice President, Personal Health Care Chief Information Officer Vice President of Communications Media Director Improve Corporate Governance “Make P&G best-in-class from a corporate governance perspective” P&G is already best-in-class in corporate governance (e.g., P&G has consistently had an ISS Quality Score of 2) Our Board is independent (10 of 11 Directors are independent) and actively engaged (>95% average attendance) Our Board selection process is rigorous, and the Board utilized this process to evaluate Mr. Peltz’s request for a Board seat P&G’s compensation is designed to align pay with performance. Earning the compensation targets that the Board has set requires delivery of market share growth as well as EPS growth – top- and bottom-line results No New Ideas No New Ideas 7 8 Nelson Peltz Has Presented No New Ideas With the Exception of One – Which is a Bad Idea

P&G Stands By Its Homework – Mr. Peltz Has No Magic Conducted analysis of Trian’s past investments, including those in the consumer sector, and identified occurrences of: “Pulling forward” share price performance Many investments initiated following period of share price underperformance Following a period where relative performance is pulled forward, there is often a reversal as companies face the lasting effects of Trian’s investment. Shifting organic sales growth away from volume growth, with greater reliance on pricing In the two years before Mr. Peltz was added to Heinz’s Board, over 100% of organic sales growth was from increasing volume (3.1% average). In the five years following his addition to the Board, volume grew at an average of 0.5% and nearly 90% of organic sales growth was driven by pricing In the two years before Mr. Peltz was added to Mondelez’s Board, volume grew at an average of 2.3%. In the 3.5 years following his addition to the Board, volume declined at an average of 1.9%, and organic sales growth has been pricing-driven Trian often points to past investments as a measure of Trian’s impact while an owner. However, a review of selected investments within the consumer sector highlight themes that can harm long-term objectives 1 2

P&G has spoken with investors, analysts, members of Boards and senior executives at companies that have been impacted by Trian and the feedback we received was clear Several people, however, would only speak candidly about their experiences with Mr. Peltz if those discussions were kept confidential, for fear of retribution Mr. Peltz would not be helpful to P&G’s Board and management team that are successfully executing a plan that has the Company on the right track Adding an activist investor like Mr. Peltz risks derailing the progress we are making to deliver for all P&G shareholders P&G Stands By Its Homework – Mr. Peltz Has No Magic

We Diligently Evaluated Nelson Peltz’s Board Candidacy… Date Event February 14 News outlets reported Trian had taken a stake in P&G and Trian filed Schedule 13F disclosing ownership position February 16 Mr. Taylor and Mr. Peltz spoke by telephone and agreed to meet in person March 7 Messrs, Taylor and Moeller met with Mr. Peltz and another Trian employee. Mr. Peltz said that Trian had done an analysis of P&G and was of the belief that the Company had opportunities to improve its performance and earnings Mr. Peltz expressed that he would like a Board seat Trian’s suggestions were discussed, and Mr. Taylor committed to confer with P&G’s directors and to get back to Mr. Peltz regarding his request March 7-17 Mr. Taylor had conversations with members of the Board regarding the meeting with Mr. Peltz and his request for a Board seat March 17 Mr. Peltz and another Trian employee called Mr. Taylor Mr. Peltz reiterated his request for a seat on the Board Mr. Taylor told Mr. Peltz that the Board did not think adding Mr. Peltz to the Board was appropriate at this time April 11 The Board of Directors held its regularly scheduled April meeting. During this meeting, the Board appointed Amy Chang as a Director, effective June 1 The Board also discussed Mr. Peltz’s request for a Board seat and determined that, while the Company should continue to engage constructively with Trian, it would not be appropriate to appoint Mr. Peltz to the Board April 12 P&G announces appointment of Amy Chang to its Board. Mr. Peltz was supportive of the appointment of Ms. Chang to the Board Mr. Taylor invited Mr. Peltz to attend P&G’s upcoming Global Leadership Council (GLC) meeting, which would include the Company’s top 30 executives, and share his views about the Company April 24 Messrs, Taylor and Moeller met with Mr. Peltz and additional Trian employees. Mr. Peltz stated that P&G was moving in the right direction, but that it needed to move faster, and that management needed to make more significant cost cuts and organizational changes Mr. Peltz reiterated that he believed he could be a very helpful addition to the Board P&G’s Board and management team had no less than 16 interactions with Trian Mr. Peltz asked for a Board seat or suggested he should be added to the Board no less than 9 times between March 7 and July 17 After consideration by the Board, Mr. Peltz’s request for a Board seat was declined Mr. Peltz first requested a Board seat on March 7, and his request was first declined on March 17 During the period of our engagement with Mr. Peltz, he never shared his White Paper The P&G Board and management team have talked to numerous directors, CEOs and senior executives who have worked with Mr. Peltz, and positive recommendations were not forthcoming. People would only speak candidly about their experiences with Mr. Peltz if those discussions were kept confidential, for fear of retribution

Date Event May 4 Messrs, Peltz and another Trian employee came to the Company’s Global Leadership Council (GLC) meeting, where Mr. Peltz spoke to the GLC for approximately an hour May 8 Messrs, Peltz and Taylor spoke telephonically and Mr. Peltz continued to ask for a seat on the Board May 18 Messrs, Taylor and McNerney met with Mr. Peltz and Mr. Peltz restated the reasons why he believed he should be added to the Board Mr. McNerney told Mr. Peltz that the Company had a plan that the Board fully supported, and they wanted to give management the opportunity to execute it. Mr. McNerney also stated that the Board discussed Mr. Peltz’s request and did not believe that a Board seat was appropriate at this time May 24 As a possible alternative to being added to the Board immediately, Mr. Peltz proposed to Mr. Taylor that he wanted P&G to make a statement that he would be added to P&G’s Board within one year if publicly stated performance targets were not met May 25 Mr. Taylor told Mr. Peltz that a one-year performance period was arbitrary June 1 Mr. Peltz met with Mr. Taylor and reiterated his desire to be on the Board June 13 The Board of Directors held its regularly scheduled June meeting. During this meeting, the Board again discussed Mr. Peltz’s renewed request for a Board seat and confirmed its prior conclusion that appointing Mr. Peltz to the Board was not in the best interest of the Company or its shareholders June 16 News outlets reported that Trian had submitted a Director nomination June 28 Mr. Daley informs Jon Moeller he is considering “becoming an enemy of the Company” July 11 Mr. Peltz and another Trian employee met with Mr. Taylor and three Board members (one by phone) Mr. Peltz restated his request for a Board seat The Company’s representatives listened to Mr. Peltz’s ideas, but did not agree to give him a Board seat July 17 Trian publicly filed its preliminary proxy statement with regard to its nominees and proposals July 17 Mr. Peltz and Mr. Taylor spoke and Mr. Peltz told Mr. Taylor that he should put Mr. Peltz on the Board and avoid a proxy contest Mr. Taylor told Mr. Peltz that the Board continued to believe that adding Mr. Peltz to the Board was not the right choice September 6 Trian files 94-page white paper without any new ideas that make sense for P&G We Diligently Evaluated Nelson Peltz’s Board Candidacy…

P&G is a profoundly different, much stronger, and more profitable Company than it was just a few years ago P&G people are transforming the Company, and working with passion, ownership and commitment to create value for consumers and shareholders The Company is successfully executing a strategy that is working We firmly believe we should not risk derailing this progress by adding Nelson Peltz of Trian to the P&G Board …At P&G Today, There is No Case For Change Adding Nelson Peltz risks derailing our strategy which is delivering results

The Board of Directors Recommends That You Vote the BLUE Proxy Card as Follows: Additional Voting Matters Unanimous Board Recommendation Item Election of Directors For Each Nominee Recommended By Our Board Item Ratification of Independent Registered Public Accounting Firm Item Advisory Approval of Executive Compensation Item Advisory Vote on Frequency of the Executive Compensation Vote 1 Year Item Adopt Holy Land Principles Item Report on Application of Company Non-Discrimination Policies in States With Pro-Discrimination Laws Item Report on Mitigating Risks of Activities in Conflict-Affected Areas Item Repeal Certain Amendments to Regulations 1 ü For ü Against û 2 3 4 5 6 7 8 Against û Against û Against û For ü

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in the attached presentation and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective on underlying business trends (i.e. trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by Management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of Management. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted. The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items: Incremental restructuring: The Company has had and continues to have an ongoing level of restructuring activities. Such activities have resulted in ongoing annual restructuring related charges of approximately $250 - $500 million before tax. Beginning in 2012 Procter & Gamble began a $10 billion strategic productivity and cost savings initiative that includes incremental restructuring activities. In 2017, the company announced elements of an additional multi-year productivity and cost savings plan. These plans result in incremental restructuring charges to accelerate productivity efforts and cost savings. The adjustment to Core earnings includes only the restructuring costs above what we believe are the normal recurring level of restructuring costs. Early debt extinguishment charges: During the three months ended December 31, 2016, the Company recorded a charge of $345 million after tax due to the early extinguishment of certain long-term debt. This charge represents the difference between the reacquisition price and the par value of the debt extinguished. Management does not view this charge as indicative of the Company’s operating performance or underlying business results. Venezuela deconsolidation charge: For accounting purposes, evolving conditions resulted in a lack of control over our Venezuelan subsidiaries. Therefore, in accordance with the applicable accounting standards for consolidation, effective June 30, 2015, we deconsolidated our Venezuelan subsidiaries and began accounting for our investment in those subsidiaries using the cost method of accounting. The charge was incurred to write off our net assets related to Venezuela. Charges for certain European legal matters: Several countries in Europe issued separate complaints alleging that the Company, along with several other companies, engaged in violations of competition laws in prior periods. The Company established Legal Reserves related to these charges. Management does not view these charges as indicative of underlying business results. Venezuela B/S remeasurement & devaluation impacts: Venezuela is a highly inflationary economy under U.S. GAAP. Prior to deconsolidation, the government enacted episodic changes to currency exchange mechanisms and rates, which resulted in currency remeasurement charges for non-dollar denominated monetary assets and liabilities held by our Venezuelan subsidiaries. Non-cash impairment charges: During fiscal years 2013 and 2012 the Company incurred impairment charges related to the carrying value of goodwill and indefinite lived intangible assets in our Appliances and Salon Professional businesses. Gain on Iberian JV buyout: During fiscal year 2013 we incurred a holding gain on the purchase of the balance of our Iberian joint venture from our joint venture partner. We do not view the above items to be part of our sustainable results, and their exclusion from core earnings measures provides a more comparable measure of year-on-year results.

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons. Managements believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis, and this measure is used in assessing achievement of management goals for at-risk compensation. Core EPS and currency-neutral Core EPS: Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated. Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange. Management views these non-GAAP measures as a useful supplemental measure of Company performance over time. Core operating profit margin and currency-neutral Core operating profit margin: Core operating profit margin is a measure of the Company's operating margin adjusted for items as indicated. Currency-neutral Core operating profit margin is a measure of the Company's Core operating profit margin excluding the incremental current year impact of foreign exchange. Management believes these non-GAAP measures provide a supplemental perspective to the Company’s operating efficiency over time. Core gross margin and currency-neutral Core gross margin: Core gross margin is a measure of the Company's gross margin adjusted for items as indicated. Currency-neutral Core gross margin is a measure of the Company's Core gross margin excluding the incremental current year impact of foreign exchange. Management believes these non-GAAP measures provide a supplemental perspective to the Company’s operating efficiency over time. Adjusted free cash flow: Adjusted free cash flow is defined as operating cash flow less capital spending and excluding tax payments related to the Beauty Brands divestiture, which are non-recurring and not considered indicative of underlying cash flow performance. Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion. Management views adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment. Adjusted free cash flow productivity: Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings excluding the loss on early debt extinguishment and gain on the sale of the Beauty Brands, which are non-recurring and not considered indicative of underlying earnings performance. Management views adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes. The Company's long-term target is to generate annual adjusted free cash flow productivity at or above 90 percent.

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures *Acquisition/Divestiture Impact includes mix impacts of acquired and divested businesses and rounding impacts necessary to reconcile net sales to organic sales. Organic Sales Growth:

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures